                                                                    EXHIBIT 4.11

                                                                [EXECUTION COPY]

                               SECURITY AGREEMENT
                               ------------------

     This SECURITY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Security Agreement"), dated as of
                                            ------------------
March 24, 1998, is made by EARLE M. JORGENSEN COMPANY, a Delaware corporation (the "Borrower Grantor"), each Restricted Subsidiary (as defined in the Term
      ----------------
Loan Agreement referred to below) of the Borrower Grantor, a signatory hereto, and each other Person which may from time to time hereafter become a party hereto pursuant to Section 7.4 (each, individually, an "Additional Subsidiary
                   -----------                          ---------------------
Grantor", and collectively, the "Additional Subsidiary Grantors", and together
-------                          ------------------------------
with each such Restricted Subsidiary, each individually, a "Subsidiary Grantor",
                                                            ------------------
and collectively, the "Subsidiary Grantors", and together with the Borrower
                       -------------------
Grantor, each individually, a "Grantor", and collectively, the "Grantors") in
                               -------                          --------
favor of Fleet National Bank, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for each of
                                            --------------------
the Secured Parties.


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to a Term Loan Agreement, dated as of March 24, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Term Loan Agreement"), among the Borrower Grantor, the various
           -------------------
financial institutions as are, or may from time to time become, parties thereto (each individually a "Lender" and collectively the "Lenders"), the
                      ------                        -------
Administrative Agent, Bankers Trust Company, as documentation agent, and DLJ Capital Funding, Inc., as syndication agent, the Lenders have extended commitments to make Term Loans to the Borrower Grantor;

     WHEREAS, as a condition precedent to the making of the Term Loans under the Term Loan Agreement, each Grantor is required to execute and deliver this Security Agreement; and

     WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Security Agreement;

     WHEREAS, it is in the best interests of each Grantor to execute this Security Agreement inasmuch as such Grantor will derive substantial direct and indirect benefits from the Term Loans made to the Borrower Grantor by the Lenders pursuant to the Term Loan Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Term

Loans to the Borrower Grantor pursuant to the Term Loan Agreement, each Grantor agrees, for the benefit of each Secured Party, as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1  Certain Terms.  The following terms (whether or not
                  -------------
underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Additional Subsidiary Grantor" and "Additional Subsidiary Grantors" are
      -----------------------------       ------------------------------
defined in the preamble.
               --------

     "Administrative Agent" is defined in the preamble.
      --------------------                    --------

     "Borrower Grantor" is defined in the preamble.
      ----------------                    --------

     "Collateral" is defined in Section 2.1.
      ----------                -----------

     "Collateral Account" is defined in Section 4.3.
      ------------------                -----------

     "Equipment" is defined in clause (a) of Section 2.1.
      ---------                ----------    -----------

     "Grantor" and "Grantors" are defined in the preamble.
      -------       --------                     --------

     "Lender" and "Lenders" are defined in the first recital.
      ------       -------                     -------------

     "Mobile Assets" means trucks, trailers, and other motor vehicles, together
      -------------
with in each case all parts, instruments, accessories and other Equipment installed in or attached thereto.

     "Secured Obligations" is defined in Section 2.2.
      -------------------                -----------

     "Secured Party" and "Secured Parties" means the Lenders, the Agents and
      -------------       ---------------
each of their respective successors, transferees or assigns.

     "Security Agreement" is defined in the preamble.
      ------------------                    --------

     "Subsidiary Grantor" and "Subsidiary Grantors" are defined in the preamble.
      ------------------       -------------------

     "Term Loan Agreement" is defined in the first recital.
      -------------------                    -------------

     "U.C.C." means the Uniform Commercial Code, as in effect from time to time
      ------
in the State of New York.

     SECTION 1.2.  Term Loan Agreement Definitions.  Unless otherwise
                   -------------------------------
defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Term Loan Agreement.

     SECTION 1.3.  U.C.C. Definitions.  Unless otherwise defined herein or
                   ------------------
in the Term Loan Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.


                                  ARTICLE II

                               SECURITY INTEREST

     SECTION 2.1.  Grant of Security.  Each Grantor hereby assigns and
                   -----------------
pledges to the Administrative Agent for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Administrative Agent for its benefit and the ratable benefit of each of the Secured Parties, a security interest in all of its right, title and interest in and to the following, whether now owned or hereafter acquired by such Grantor (the "Collateral"):
                                                              ----------

               (a) all equipment, machinery, apparatus or tools in all forms of such Grantor, including:

                    (i) all plate processing, cutting, tube honing, burning, sawing, shearing, grinding, polishing, hot-rolling, and cold-finishing equipment;

                    (ii) all bar, tubing and pipe, plate, sheet and other metal product finishing equipment;

                    (iii)  all lighting and power equipment;

                    (iv) all heating, ventilating, sprinkling, water, power and communications equipment;

                    (v)    all cleaning equipment;

                    (vi)   all lift, elevator and escalator equipment;

                    (vii)  all electrical equipment; and

                    (viii) all computer and other electronic data processing
                           hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; and all firmware associated with all of the foregoing in this clause
                                                                        ------
                           2.1(a),
                           ------

wherever located, together with all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto, and any of the foregoing which shall constitute fixtures under applicable law (any and all of the foregoing being the "Equipment");
 ---------

               (b)  all Mobile Assets of such Grantor;

               (c) all general intangibles (excluding intellectual property) relating to the Equipment and the Mobile Assets;

               (d) the Collateral Account and all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Account;

               (e) all investments, if any, from time to time held in the Collateral Account; all certificates and instruments, if any, from time to time representing or evidencing such investments; all securities, instruments, security entitlements, financial assets and investment property; and all interest, earnings and proceeds in respect thereof;

               (f) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1; and
                                                 -----------

               (g) all rents, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses
                                                                        -------
                    (a), (b), (c), (d) (e) and (f), proceeds deposited from time
                    ---  ---  ---  --- ---     ---
                    to time in the Collateral Account of any Grantor, and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

Notwithstanding the foregoing, "Collateral" shall not include (x) any general intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, which required consents, each Grantor agrees to use its best efforts in obtaining and (y) any inventory (including raw materials, work-in-process, supplies and finished goods), accounts receivable (including sellers' rights relating thereto, all contracts and contract rights relating thereto and all books and records relating thereto), all collection accounts, deposit accounts and other bank accounts relating to collection of the foregoing, together with the proceeds and products of all of the foregoing, which secures or is purported to secure obligations under the Revolving Credit Agreement.

     SECTION 2.2.  Security for Obligations.  This Security Agreement
                   ------------------------
secures the payment of all Obligations of the Borrower Grantor now or hereafter existing under the Term Loan Agreement, the Term Notes and each other Loan Document to which the Borrower Grantor is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise, and all obligations of each other Grantor and each other Obligor now or hereafter existing under this Security Agreement and each other Loan Document to which such other Grantor or such other Obligor is or may become a party (all such obligations of the Borrower Grantor, such other Grantor and such other Obligor collectively referred to herein as the "Secured Obligations").
                           -------------------

     SECTION 2.3.  Continuing Security Interest; Transfer of Notes.  This
                   -----------------------------------------------
Security Agreement shall create a continuing security interest in the Collateral and shall

               (a) remain in full force and effect until payment in full in cash of all Secured Obligations,

               (b) be binding upon each Grantor, its successors, transferees and assigns, and

               (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (c), any Lender may
                                                 ----------
assign or otherwise transfer (in whole or in part) any Term Note held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and Article IX of the Term Loan Agreement. Upon the payment in full in cash of all Secured Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to such Grantor. Upon any such termination, the Administrative Agent will, at such Grantor's sole expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. Upon any sale or other transfer of Collateral permitted by the terms of Section 7.2.6 of the Term Loan Agreement, the security interest created hereunder in such Collateral (but not in the proceeds thereof) shall be deemed to be automatically released and the Administrative Agent will, at such Grantor's sole expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

     SECTION 2.4.  Grantors Remain Liable.  Anything herein to the contrary
                   ----------------------
notwithstanding

               (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed,

               (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

               (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 2.5.  Security Interest Absolute.  All rights of the
                        --------------------------
Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of

               (a) any lack of validity or enforceability of the Term Loan Agreement, any Term Note or any other Loan Document;

               (b)  the failure of any Secured Party or any holder of any Term
                    Note

                    (i) to assert any claim or demand or to enforce any right or remedy against the Borrower Grantor, any other Obligor or any other Person under the provisions of the Term Loan Agreement, any Term Note, any other Loan Document or otherwise, or

                    (ii) to exercise any right or remedy against any other guarantor of, or collateral securing any Secured Obligations;

               (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligations;

               (d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

               (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Term Loan Agreement, any Term Note or any other Loan Document;

               (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

               (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower Grantor, any other Obligor, or any surety or any guarantor.

     SECTION 2.6.  Postponement of Subrogation, etc.  Each Grantor hereby
                   --------------------------------
agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment in full in cash of all Secured Obligations. Any amount paid to any Grantor on account of any payment made hereunder prior to the payment in full in cash of all Secured Obligations shall be held in trust for the benefit of the Secured Parties and each holder of a Term Note and shall immediately be paid to the Secured Parties and each holder of a Term Note and credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Term Loan Agreement; provided,
                                                                    --------
however, that if
-------

               (a) such Grantor has made payment to the Secured Parties and each holder of a Term Note of all or any part of the Secured Obligations, and

               (b)  all Secured Obligations have been paid in full in cash,

each Secured Party and each holder of a Term Note agrees that, at such Grantor's request, the Secured Parties and the holders of the Notes will execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Secured Obligations resulting from such payment by such Grantor. In furtherance of the foregoing, for so long as any Secured Obligations remain outstanding, such Grantor shall refrain from taking any action or commencing any proceeding against the Borrower Grantor or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party or any holder of a Term Note.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     Each Grantor represents and warrants to each Secured Party as set forth in this Article.

     SECTION 3.1.  Location of Collateral, etc.  All of such Grantor's
                   ---------------------------
Equipment and Collateral Accounts of such Grantor are located at the places specified in Item A and Item B of Schedule I hereto. None of the Equipment has,
             ------     ------    ----------
within the four months preceding the date of this Security Agreement, been located at any place other than the places specified in Item A or C of Schedule
                                                        ---- -    -    --------
I hereto except as set forth in a footnote thereto.  The place(s) of business
-
and chief executive office of such Grantor and the office(s) where such
Grantor keeps its records concerning the general intangibles relating to the Equipment, are located at the address set forth in Item C of Schedule I hereto.
                                                   ------    ----------
Such Grantor has no trade names other than those set forth in Item D of
                                                              ------
Schedule I hereto.  During the four months preceding the date hereof, such
----------
Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item E of Schedule I
                                                          ------    ----------
hereto. All Mobile Assets of such Grantor operate out of the locations specified in Item F of Schedule I hereto.
             ------    ----------

     SECTION 3.2.  Ownership, No Liens, etc.  Such Grantor owns its
                   ------------------------
Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Security Agreement and except as permitted by the Term Loan Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Security Agreement or as have been filed in connection with Liens permitted pursuant to Section 7.2.2 of the Term Loan Agreement.

     SECTION 3.3.  Possession and Control.  Such Grantor has exclusive
                   ----------------------
possession and control of its Equipment and Mobile Assets.

     SECTION 3.4.  Validity, etc.  This Security Agreement creates
                   -------------

               (a) a valid first-priority security interest in the Collateral (other than Mobile Assets), securing the payment of the Secured Obligations, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken; and

               (b) a valid security interest in each Mobile Asset securing the payment of the secured Obligations and upon the recordation or notation of the lien of the Administrative Agent on the certificate of title in respect of such Mobile Asset, such security interest will be a valid, first-priority, perfected security interest.

     SECTION 3.5.  Authorization, Approval, etc.  Except as have been
                   ----------------------------
obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either

               (a) for the grant by such Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by such Grantor, or

               (b) for the perfection of or the exercise by the Administrative Agent of its rights and remedies hereunder.

     SECTION 3.6.  Compliance with Laws.  Such Grantor is in compliance
                   --------------------
with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which might have a Material Adverse Effect or which might materially adversely affect the value of the Collateral or the worth of the Collateral as collateral security.


                                  ARTICLE IV

                                   COVENANTS

     SECTION 4.1.  General.  Each Grantor covenants and agrees that, so
                   -------
long as any portion of the Secured Obligations shall remain unpaid, such Grantor will, unless the Required Lenders shall otherwise consent in writing, perform, comply with and be bound by the obligations set forth in this Article.

     SECTION 4.2.  As to Equipment and Mobile Assets.  Such Grantor hereby
                   ---------------------------------
agrees that it shall

               (a) keep all the Equipment at and operate all Mobile Assets out of the places therefor specified in Section 3.1 or, upon 30
                                                        -----------
                    days' prior written notice to the Administrative Agent, at such other places in a jurisdiction where all representations and warranties set forth in Article III
                                                                -----------
                    (including Section 3.4 shall be true and correct, and all
                               -----------
                    action required pursuant to the first sentence of Section
                                                    --------------    -------
                    4.7 shall have been taken with respect to the Equipment;
                    ---

               (b) cause the Equipment and Mobile Assets to be maintained and preserved in the same condition, repair and working order as of the date of this Security Agreement, ordinary wear and tear excepted, and in accordance with any manufacturer's manual; and forthwith, or in the case of any loss or damage to any of the Equipment or Mobile Assets, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, renewals, replacements, and other improvements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of such properties is no longer economically desirable; and promptly furnish to the Administrative Agent a statement respecting any loss or damage in excess of $250,000 to any of the Equipment or Mobile Assets; and

               (c) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and the Mobile Assets, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside.

     SECTION 4.3.  As to the Collateral Account.    (a) Promptly upon receipt,
                   ----------------------------
or notice of any pending receipt, of any Collateral Proceeds in respect of an Asset Disposition (or related Asset Disposition) of at least $5,000,000 to the extent provided in Section 7.2.6 of the Term Loan Agreement, any Insurance Proceeds in excess of $500,000 or any Net Awards in excess of $500,000 by any Grantor, (i) such Grantor will establish (if not already established on or prior to the date of such Grantor's receipt of any such Collateral Proceeds, Insurance Proceeds or Net Awards) a deposit account with the Administrative Agent that will be maintained pursuant to any agreement that the Administrative Agent may reasonably request, (its "Collateral Account" and, together with the Collateral
                          ------------------
Account of each other Grantor, the "Collateral Account")) and such Grantor shall
                                    ------------------
not commingle any Collateral Proceeds, Insurance Proceeds and Net Awards, and shall hold separate and apart from all other property, all such Collateral Proceeds, Insurance Proceeds and Net Awards in express trust for the benefit of the Administrative Agent until delivery thereof is made to the Administrative Agent; and (ii) such Grantor will ensure that no funds, other than Collateral Proceeds, Insurance Proceeds and Net Awards, will be paid to its Collateral Account. The Administrative Agent shall maintain the Collateral Account until amounts due to all Secured Parties have been paid in full in cash to such Secured Parties.

               (b) The Administrative Agent shall apply such amount of proceeds as soon as practicable after receipt as follows:

                    (i) if a Default has occurred or an Event of Default has occurred and is continuing, and the Secured Obligations have been accelerated, to the Administrative Agent in an amount equal to the fees and expenses incurred by the Administrative Agent pursuant to Section 6.2(b) which are unpaid as of the
                                       --------------
                           date of acceleration, and to any Secured Party which has theretofore advanced or paid any such fees or expenses owed to the Administrative Agent in the amount thereof so advanced or paid by such Secured Party;

                    (ii) provided that no Default shall have occurred or no Event of Default shall have occurred or be continuing, (A) any Trust Moneys constituting Insurance Proceeds or Net Awards may be withdrawn by such Grantor pursuant to clause (c) hereof to be
                                                    ----------
                           applied to effect a Restoration; or (B) in accordance with Section 7.2.6 of the Term Loan Agreement governing Asset Dispositions, any Trust Moneys constituting Collateral Proceeds, may be withdrawn by such Grantor pursuant to clause (d) hereof.
                                                    ----------

               (c) To the extent that any Trust Moneys consist of either Insurance Proceeds or Net Awards received by the Administrative Agent and such Insurance Proceeds or Net Awards may be applied by any Grantor to effect a Restoration of the affected Collateral, and such Grantor shall provide the Administrative Agent with prompt written notice describing the nature and extent of damage or destruction and such Grantor's best estimate of the cost of Restoration or the nature and extent of the partial Taking which may result and the Insurance Proceeds or Net Awards may be withdrawn by such Grantor and shall be paid by the Administrative Agent, upon receipt by the Administrative Agent of the following:

                    (i)   Officers' Certificate.  An Officers' Certificate of
                          ---------------------
                          such Grantor, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Money that (A) expenditures have been made, or costs incurred, by such Grantor in a specified amount to make certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair market value thereof at the date of the expenditure or incurrence thereof by such Grantor; (B) there is no outstanding Indebtedness other than costs for which payment is being requested, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, materialman's statutory or other similar Lien upon any Collateral; (C) no Default under the Loan Documents shall have occurred or Event of Default under the Loan Documents shall have occurred and be continuing; and (D) all conditions precedent provided for herein and in the Loan Documents (if any) relating to such withdrawal and payment have been complied with.

                    (ii)  Opinion of Counsel.  An Opinion of Counsel
                          ------------------
                          substantially stating that (A) all conditions precedent provided for herein and in the Loan Documents (if any) relating to such withdrawal and payment have been complied with; and (B) the Administrative Agent has a valid and perfected Lien on such repairs, rebuildings and replacements, that the same and every part thereof are subject to no Liens prior to the Lien of the Loan Documents, except Permitted Liens.

                    (iii) Architect's or Engineer's Certificate.  An architect's
                          -------------------------------------
                          or engineer's certificate stating that (A) the Collateral is capable of being restored, prior to the maturity of the Term Loan Agreement, to substantially the same condition as existed prior to the casualty or Taking (as defined in the Mortgage); (B) the aggregate estimated direct and indirect costs of such Restoration; (C) the estimated time for completion of such Restoration (which time shall not exceed one year from the date of the damage, destruction or partial Taking); and (D) as to any Taking, that the property taken in such Taking, or sold under threat thereof, is not necessary to such Grantor's customary use or occupancy of such Collateral.

                    (iv)  Deposit of Excess Amount.  In the event that the
                          ------------------------
                          estimated cost of Restoration as set forth in the architect's or engineer's certificate (and such revisions to such estimate as are from time to time made) exceeds the aggregate amount of net Insurance Proceeds or Net Awards actually received from time to time in respect thereof, such Grantor shall deposit the amount of such excess with the Administrative Agent.

                    (v)   Final Request Documentation.  If such request is the
                          ---------------------------
                          final request for any payment, in addition to the documentation required by subclauses (i), (ii) and
                                                    --------------  ----
                          (iii) above, such request shall be accompanied by (A)
                          -----
                          a legal opinion or a title insurance policy, binder or endorsement satisfactory to the Administrative Agent confirming that there has not been filed with respect to all or any part of the applicable Collateral any Lien which is not either discharged of record or bonded and which could have priority over the Lien of the applicable Mortgage and (B) an Officers' Certificate stating that all occupancy certificates, operating and other permits, licenses, waivers, other documents, or any combination of the foregoing required by law in connection with or as a result of such Restoration have been obtained;

provided, however, that compliance by such Grantor of the provisions set forth
--------  -------
in clauses  (c)(ii) through (c)(v) above shall only be required if the estimated
   -------  -------         ------
cost of such Restoration exceeds $2,000,000 or such Restoration cannot be completed within one year from the date of damage, destruction or partial Taking.

     Upon compliance with the foregoing provisions of this Section 4.3(c), the
                                                           --------------
Administrative Agent shall pay, to the extent received by it and deposited in the applicable Collateral Account, not fewer than five nor more than 12 Business Days, after the receipt of a written request of the applicable Grantor an amount of Trust Moneys and excess amounts deposited, of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of this Section 4.3(c), or the fair value to such
            ----------         --------------
Grantor, as the case may be, of such repairs, rebuildings and replacements covered by such Officers' Certificate, whichever is less. All Insurance Proceeds or Net Awards not used for Restoration as set forth in this Section 4.3
                                                                     -----------
(c) or for repayment or prepayment of the Term Loans as set forth in the Term
---
Loan Agreement shall be used in the manner provided in Section 4.3(e).
                                                       --------------

               (d) To the extent Trust Moneys consist of Collateral Proceeds and any Grantor intends to use such funds to acquire additional property, buildings, fixtures, equipment and other items as provided in the Term Loan Agreement, within 540 days from date of receipt of Collateral Proceeds into the Collateral Account, such Trust Moneys shall be paid by the Administrative Agent to such Grantor upon receipt of a request by the Administrative Agent and upon receipt by the Administrative Agent of the following:

                   (i)   Notice.  A notice which shall (A) refer to this Section
                         ------                                          -------
                         4.3(d), (B) contain all documents referred to below,
                         ------
                         (C) describe with particularity the Collateral Proceeds and the Asset Disposition from which such Collateral Proceeds were received, and (D) describe with particularity the investment to be made with respect to the released Collateral Proceeds;

                   (ii)  Officers' Certificate.  An Officer's Certificate
                         ---------------------
                         certifying that (A) the release of the Collateral Proceeds complies with the terms and conditions of
                         Section 7.2.6 of the Term Loan Agreement, (B) there is no Default in effect or Event of Default in effect or continuing on the date thereof under the Term Loan Agreement, (C) the release of the Collateral Proceeds will not result in a Default or Event of Default under the Term Loan Agreement, (D) the parties executing any and all documents required under this Section 4.3(d)
                                                               --------------
                         were duly authorized to do so, and (E) all conditions precedent and covenants provided for in the Term Loan Agreement (if any) relating to such release and application of the Collateral Proceeds have been complied with;

                   (iii) Real Property Investment.  If the Collateral Proceeds
                         ------------------------
                         are to be invested in real property: (A) a Mortgage or other instrument or instruments in recordable form sufficient to grant to the Administrative Agent for the benefit of the Secured Parties (1) substantially the same rights and remedies in respect of such real property as granted thereto under the Mortgages executed and delivered on the date hereof and (2) a valid first priority mortgage Lien on such real property subject to no Liens other than Permitted Liens permitted under the Mortgages delivered on the date hereof and, if the real property is a leasehold or easement interest, such Mortgage or other instrument or instruments shall include normal and customary provisions with respect thereto, in each case together with evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Lien; (B) a policy of title insurance (or a paid commitment to issue title insurance) insuring that the Lien of the instruments delivered pursuant to clause (A) above constitutes a valid and perfected
                         ----------
                         first priority mortgage Lien on such real property in an aggregate amount equal to the lesser of the fair market value of the real property and the then outstanding principal amount of the Secured Obligations, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted Liens, together with such endorsements and other opinions of the type included in the title insurance policy or otherwise delivered to the Administrative Agent on the date hereof with respect to such Collateral; (C) in the event such real property has a fair market value in excess of $500,000, a survey with respect thereto; (D) an Officers' Certificate stating that such Grantor has caused there to be conducted by a reputable expert a review and analysis of the environmental conditions relating to such real property and that, in the reasonable and good faith judgment of the issuer thereof such real property does not contain any conditions which would cause a prudent institutional lender to decline to fund loans secured by such real property, together with a copy of the written report of such expert; and (E) such further documents, opinions, certificates or instruments as are customarily provided to institutional mortgage lenders and as the Administrative Agent may require.

                    (iv) Personal Property Investment.   If the released
                         ----------------------------
                         Collateral Proceeds are not invested in real property:
                         (A) an instrument sufficient to grant to the Administrative Agent, for the benefit of the Secured Parties (1) substantially the same rights and remedies in respect of such personal property interest as granted thereto under the Security Documents executed and delivered on the date hereof and (2) a valid first priority Lien on such personal property interest subject to no Liens other than Permitted Liens, together with evidence of the filing of such financing statements and other instruments as may be necessary to perfect such Liens; (B) evidence of payment or a closing statement indicating payments to be made by the applicable Grantor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Administrative Agent (and any local counsel), that may be incurred to validly and effectively subject such personal property to the Lien of any Security Document; and

               (e) At its option, the Administrative Agent may apply Insurance Proceeds or Net Awards which are not used as set forth in Section (c) herein (or for prepayment as provided for in the
                    -----------
                    Term Loan Agreement), as follows:

                    (i)  Partial Taking or Condemnation.  Funds received shall
                         ------------------------------
                         be applied (A) to the payment of the reasonable costs and expenses incurred by the Administrative Agent or its agents in obtaining the Insurance Proceeds and Net Awards, including the fees and expenses of attorneys and insurance and other experts and consultants, the costs of litigation, arbitration, mediation, investigations and other judicial, administrative or other proceedings and all other out-of-pocket expenses;
                         (B) to the payment of, or the application to, any Secured Obligation (other than prepayment of the Term Notes); (C) to fulfill any of the other covenants contained in any of the Loan Documents as the Administrative Agent may determine in its sole discretion; or (D) to the relevant Grantor.

                    (ii) Total Taking or Condemnation.  Funds received shall be
                         ----------------------------
                         applied (A) first, to the payment of the reasonable costs and expenses incurred by the Administrative Agent in obtaining any such Insurance Proceeds or Net Awards, including the fees and expenses of attorneys and insurance and other experts and consultants, the costs of litigation, arbitration, mediation, investigations and other judicial, administrative or other proceedings and all other out-of-pocket expenses; (B) second, to the payment of principal of the Term Notes and any interest accrued and unpaid thereon; (C) third, to the payment of any Secured Obligations (other than as provided in clause (B) above); (D) fourth, to fulfill
                                     ----------
                         any of the other covenants in the Loan Documents as the Administrative Agent may determine, and (E) fifth, the balance, if any, to the relevant Grantor.

     If, prior to the receipt by the Administrative Agent of Insurance Proceeds or Net Awards, the Collateral shall have been sold on foreclosure, the Administrative Agent shall have the right to receive such Insurance Proceeds or Net Awards to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment shall have been sought or recovered or denied, and the reasonable attorneys' fees, costs and disbursements incurred by the Administrative Agent in connection with the collection of such Net Award or Insurance Proceeds.

               (f) Trust Moneys shall be invested in Cash Equivalents as requested by the applicable Grantor and approved by the Administrative Agent, and all interest thereon shall be applied as provided in this Section 4.3.
                                                -----------

     SECTION 4.4.  As to Collateral.
                   ----------------

               (a) Until the occurrence and continuance of a Default of the nature set forth in Section 8.1.9 of the Term Loan
                    Agreement or an Event of Default, and such time as the Administrative Agent shall notify such Grantor of the revocation of such power and authority each Grantor will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Administrative Agent may reasonably request following the occurrence of a Default of the nature set forth in Section 8.1.9 of the Term Loan Agreement or an Event of Default or, in the absence of such request, as such Grantor may deem advisable, and may grant, in the ordinary course of business (except as otherwise permitted under the Term Loan Agreement), to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral. The Administrative Agent, however, may, at any time following a Default of the nature set forth in Section 8.1.9 of the Term Loan Agreement or an Event of Default, whether before or after any revocation of such power and authority or the maturity of any of the Secured Obligations, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Administrative Agent following a Default of the nature set forth in Section 8.1.9 of the Term Loan Agreement or an Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

               (b) The Administrative Agent is authorized to endorse, in the name of such Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other proceeds of any of the Collateral.

     SECTION 4.5.  Insurance.  Each Grantor will maintain or cause to be
                   ---------
maintained with responsible insurance companies insurance with respect to its business and properties (including the Equipment and Mobile Assets) against such casualties and contingencies and of such types and in such amounts as is required pursuant to the Term Loan Agreement and will, upon the request of the Administrative Agent, furnish a certificate of a reputable insurance broker setting forth the nature and extent of all insurance maintained by such Grantor in accordance with this Section. Without limiting the foregoing, such Grantor further agrees as follows:

               (a) Each policy for property insurance shall show the Administrative Agent as loss payee.

               (b) Each policy for liability insurance shall show the Administrative Agent as an additional insured.

               (c) Each insurance policy shall provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Administrative Agent by the insured.

               (d) Such Grantor shall, if so requested by the Administrative Agent, deliver to the Administrative Agent a copy of each insurance policy.

               (e) All payments in respect of property insurance if required pursuant to the terms of a Mortgage or any other Loan Document to be delivered to the Administrative Agent shall be deposited to the Collateral Account (as provided in
                    Section 4.3), and if there shall be no Collateral Account
                    -----------
                    shall be paid to such Grantor.

     SECTION 4.6.  Transfers and Other Liens.  Each Grantor shall not:
                   -------------------------

               (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by
                    Section 7.2.6 of the Term Loan Agreement; or

               (b) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person or entity, except for the security interest created by this Security Agreement and except as permitted by the Term Loan Agreement.

     SECTION 4.7.  Further Assurances, etc.  Each Grantor agrees that, from
                   -----------------------
time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will

               (a) at the request of the Administrative Agent, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such document or Collateral is subject to the security interest granted hereby;

               (b) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. (S) 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Administrative Agent may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby; and

               (c) furnish to the Administrative Agent, from time to time at the Administrative Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail; and

               (d) if a Default of the nature described in Section 8.1.1 of the Term Loan Agreement or an Event of Default shall occur, then each Grantor which (i) owns any Mobile Assets or (ii) acquires any Mobile Assets following such Default or Event of Default, shall, within 30 days of such Default or Event of Default or upon such acquisition, as the case may be, take all steps that are necessary or desirable to ensure that the security interest granted in favor of the Administrative Agent in such Mobile Assets will be a valid, first priority, perfected security interest.

With respect to the foregoing and the grant of the security interest hereunder, such Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.


                                   ARTICLE V

                           THE ADMINISTRATIVE AGENT

     SECTION 5.1.  Administrative Agent Appointed Attorney-in-Fact.  Each
                   -----------------------------------------------
Grantor hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent's discretion, following the occurrence and continuation of a Default of the nature set forth in Section
8.1.9 of the Term Loan Agreement or an Event of Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

               (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

               (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;
                    ----------

               (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

               (d) to perform the affirmative obligations of such Grantor hereunder (including all obligations of such Grantor pursuant to Section 4.7).
                                -----------

Such Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

     SECTION 5.2.  Administrative Agent May Perform.  If any Grantor fails
                   --------------------------------
to perform any agreement contained herein, the Administrative Agent may itself (but shall not be obligated to) perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.2.
                                                       -----------

     SECTION 5.3.  Administrative Agent Has No Duty.  In addition to, and
                   --------------------------------
not in limitation of, Section 2.4, the powers conferred on the Administrative
                      -----------
Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION 5.4.  Reasonable Care.  The Administrative Agent is required
                   ---------------
to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent
                              --------  -------
shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                                  ARTICLE VI

                                   REMEDIES

  SECTION 6.1.  Certain Remedies.  If any Event of Default shall have
                ----------------
occurred and be continuing:

               (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may

                    (i) require each Grantor to, and such Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to both parties, and

                    (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (b) All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 6.2)
                                                                    -----------
                    in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full in cash of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION 6.2.  Indemnity and Expenses.
                   ----------------------

               (a) Each Grantor jointly and severally agrees to indemnify the Administrative Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including enforcement of this Security Agreement), except claims, losses or liabilities resulting solely from the Administrative Agent's gross negligence or wilful misconduct.

               (b) Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with

                    (i)    the administration of this Security Agreement,

                    (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, and

                    (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Secured Parties hereunder, or

                    (iv) the failure by any Grantor to perform or observe any of the provisions hereof.


                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     SECTION 7.1.  Loan Document.  This Security Agreement is a Loan
                   -------------
Document executed pursuant to the Term Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 7.2.  Amendments; etc.  No amendment to or waiver of any
                   ---------------
provision of this Security Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 7.3.  Addresses for Notices.  All notices and other
                   ---------------------
communications provided for hereunder shall be in writing or by facsimile addressed, delivered or transmitted, if to the Borrower Grantor or the Administrative Agent, to such party at its address or facsimile number set forth in the Term Loan Agreement and if to a Subsidiary Grantor, addressed to it in care of the Borrower Grantor at the address or facsimile number of the Borrower Grantor set forth in the Term Loan Agreement and in each case, to any other address or facsimile number given to the sender of any notice or communication pursuant to the terms of this Section 7.3. Any notice, if mailed and properly
                              -----------
addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (and electronic confirmation of receipt thereof has been received).

     SECTION 7.4.  Additional Grantors.  Upon the execution and delivery by
                   -------------------
any other Person of an instrument in the form of Annex I hereto, such
                                                 -------
Person shall become a "Subsidiary Grantor" and a "Grantor" hereunder with the same force and effect as if originally named as a Subsidiary Grantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

     SECTION 7.5.  Section Captions.  Section captions used in this
                   ----------------
Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

     SECTION 7.6.  Severability.  Wherever possible each provision of this
                   ------------
Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

     SECTION 7.7.  Counterparts.  This Security Agreement may be executed
                   ------------
by the parties hereto in several counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same agreement.

     SECTION 7.8.  Governing Law, Entire Agreement, etc.  THIS SECURITY
                   ------------------------------------
AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A

JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    EARLE M.  JORGENSEN COMPANY


                                    By /s/ Charles P. Gallopo
                                      -------------------------------
                                      Name:  Charles P. Gallopo
                                      Title: Vice President and Chief
                                              Financial Officer


                                    FLEET NATIONAL BANK, as the
                                    Administrative Agent


                                    By /s/ James T. Anderson
                                      -------------------------------
                                      Name:  James T. Anderson
                                      Title: Managing Director

                                                                      SCHEDULE I
                                                           to Security Agreement
                                                      Earle M. Jorgensen Company


Item A.  Location of Equipment
         ---------------------

         All of the equipment is located at the locations set forth on the attached Schedule I.C

Item B.  Location of Collateral Accounts
         -------------------------------

         There are no collateral accounts.

Item C.  Place(s) of Business and Chief Executive Office
         -----------------------------------------------

         The places of business and chief executive office are set forth on the attached Schedule I.C

Item D.  Trade Names
         -----------

   DOMESTIC:

         EMJ
         Earle M. Jorgensen Holding Company, Inc.
         Earle M. Jorgensen Company
         Jorgensen Steel and Aluminum
         Kilsby Roberts

   FOREIGN:

         Earle M. Jorgensen (U.K.) Limited (Sold January 29, 1998; names now
         ---------------------------------
         used by purchaser)
         Kilsby-Jorgensen Steel & Aluminum Limited
         KJ Ltd.
         Kilsby Roberts Ltd.

         Earle M. Jorgensen (Canada), Inc.
         ---------------------------------
         Kilsby-Jorgensen Steel & Aluminum, Inc.
         KJ Inc.
         Bowsteel Ltd.

         Kilsby-Jorgensen Steel & Aluminum S.A. de C.V. Inc. (Sold September 8,
         ---------------------------------------------------
         1997; names now used by purchaser)
         Kilsby-Jorgensen Steel & Aluminum S.A. de C.V. Inc.

Item E.  Merger or Other Corporate Reorganization
         ----------------------------------------

         There are no mergers or other corporate reorganizations.

Item F.  Mobile Assets
         -------------

         All of the Mobile Assets are operated out of the locations listed on
         Schedule I.C.

                                                                    SCHEDULE I.C
                                                           to Security Agreement
                                                      Earle M. Jorgensen Company

      EQUIPMENT LOCATIONS, PLACES OF BUSINESS AND CHIEF EXECUTIVE OFFICE
      ------------------------------------------------------------------

Corporate Office Address
(Orange County)
3050 East Birch Street
Brea, California 92621

                               OWNED PROPERTIES
                               ----------------

     City                               Address
     ----                               -------

1.   Boston                        59 South Street
     (Middlesex County)            Hopkinton, MA 01748

2.   Charlotte                     4015 Westinghouse Blvd.
     (Mecklenburg County)          Charlotte, NC 28273

3.   Chicago                       1900 Mitchell Blvd.
     (Schaumburg)                  Schaumburg, IL 60193
     (Cook County)

4.   Cleveland                     2060 Enterprise Parkway
     (Summit County)               Twinsburg, OH 44087

5.   Cleveland Plate               26400 Richmond Road
     (Cuyahoga County)             Cleveland, OH 44146

6.   Dallas Service Center/        2030 W. Commerce Street
     Dallas Plate                  Dallas, TX 75208
     (Dallas County)

7.   Honolulu                      91-104 Kalaeloa Blvd.
     (Honolulu County)             Kapolei, HI 96707

8.   Honolulu                      91-239 Kuhela Street
     (Culvert Lot, No equipment)   Kapolei, HI 96707
     (Honolulu County)

9.   Houston                       5311 Clinton Drive
     (Harris County)               Houston, TX 77020

10.  Los Angeles Plate             1929 Martin Luther King Blvd.
     (Los Angeles County)          Lynwood, CA 90262

11.  Los Angeles                   10650 Alameda St.
     (Los Angeles County)          Lynwood, CA 90262

12.  Minneapolis                   1775 101st Avenue N.E.
     (Anoka County)                Blaine, MN 55449

13.  Phoenix                       5445 W. Madison St.
     (Maricopa County)             Phoenix, AZ 85043
     (No Mortgage)

14.  Tulsa                         7311 E. Pine St.
     (Tulsa County)                Tulsa, OK 74115

15.  Tulsa                         3116 E. 31st Street
     (Tulsa County)                Tulsa, OK 74110

16.  Plainfield                    2301 Airwest Blvd.
     (Hendricks County)            Plainfield, IN 46168

17.  Kansas City                   1701 West 25th Street
     (Jackson County)              Kansas City, MO 64141
     (Held for sale; No Liens)


                               LEASED PROPERTIES
                               -----------------

CINCINNATI (Hamilton County)
----------

691 Redna Terrace
Cincinnati, OH 45215

CITY OF INDUSTRY (Los Angeles County)
----------------

3700 S. Capitol Ave.
City of Industry, CA 91749

DAVENPORT (Scott County)
---------

3116 W. 73rd St.
Davenport, IA 52806

302 E. 90th Street, Building 2
Davenport, Iowa 52806

DENVER (Adams County)
------

6050 Downing St.
Denver, CO 80216

HAYWARD (Alameda County)
-------

31100 Wiegman Road
Hayward, CA 94544

KANSAS CITY (Jackson County)
-----------

1800 N. Universal Ave.
Kansas City, MO 64120

7800 East 12th St.
Kansas City, MO

6817 Stadium Drive
Kansas City, MO

LITTLE ROCK (Pulaski County)
-----------

5207 Scott Hamilton Dr.
Little Rock, AR 72209

MEMPHIS (Shelby County)
-------

2076 Whitten Rd.
Memphis, TN 38134

MILWAUKEE (Milwaukee County)
---------

11610 W. North Ave.
Wauwautosa, WI 53226
(Office space only)

PHILADELPHIA (Bucks County)
------------

58 Cabot Blvd.
Langhorne, PA 19047

PORTLAND (Multinomah County)
--------

6650 N. Ensign St.
Portland, OR 97217

SEATTLE (King County)
-------

22011 76th Avenue So.
Kent, WA 98032

ST. LOUIS (St. Louis County)
---------

3701 Rider Trail South
Earth City, MO 63045

REDFORD (Wayne County)
-------

25905 Glendale Street
Redford, MI 48239
(Loading dock; No Liens)

ROCKY HILL (Hartford County)
----------

KALA Building
2189 Silas Deane Highway, Suite 14
Rocky Hill, CT
(Hartford Sales Office)

ARLINGTON (Tarrant County)
---------

5840 West I-20, Suite 115
Arlington, TX 76017
(Dallas Credit Office)

TULSA (Tulsa County)
-----

2522 North Columbia Place
Tulsa, OK 74110
(Tulsa Services)
(Due to terminate April 30, 1998)

ROSELLE (Cook County)
-------

110 East Irving Park Road
Suite 401
Rosemont, IL 60172
(Merchandising)

HEADQUARTERS (Orange County)
------------

3050 East Birch Street
Brea, CA 92821

                                                                         ANNEX I
                                                           to Security Agreement


                        SUPPLEMENT TO SECURITY AGREEMENT

     This SUPPLEMENT NO. ___, dated as of ___________ __, ____ (this "Supplement"), to the Security Agreement, dated as of March 24, 1998 (as
 ----------
amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement"), among the initial signatories thereto and each
           ------------------
other Person which from time to time thereafter became a party thereto pursuant to Section 7.4 thereof (each, individually, a "Grantor", and, collectively, the
                                               -------
"Grantors"), in favor of FLEET NATIONAL BANK, as administrative agent (together
 --------
with any successor(s) thereto in such capacity, the "Administrative Agent") for
                                                     --------------------
each of the Secured Parties (such and other capitalized terms being used herein with the meanings provided, or incorporated by reference, in the Security Agreement), is made by the undersigned.


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to that certain Term Loan Agreement, dated as of March 24, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Term Loan Agreement"), among Earle M. Jorgensen Company,
                        -------------------
a Delaware corporation (the "Borrower Grantor"), the various financial
                             ----------------
institutions as are, or may from time to time become, parties thereto (each, individually, a "Lender", and collectively, the "Lenders"), DLJ Capital Funding,
                 ------                          -------
Inc., as the syndication agent, Bankers Trust Company, as the documentation agent, and the Administrative Agent, the Lenders have committed to make Term Loans to the Borrower Grantor;

     WHEREAS, as a condition precedent to the making and maintenance of the Term Loans under the Term Loan Agreement, the undersigned is required to execute and deliver this Supplement;

     WHEREAS, the undersigned has duly authorized the execution, delivery and performance of this Supplement and the Security Agreement;

     WHEREAS, the Security Agreement provides that additional parties may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement;

     WHEREAS, pursuant to the provisions of Section 7.4 of the Security Agreement, the undersigned is becoming an Additional Subsidiary Grantor under the Security Agreement;

     WHEREAS, the undersigned is a Subsidiary of the Borrower Grantor; and

     WHEREAS, the undersigned desires to become a Subsidiary Grantor and a Grantor under the Security Agreement in order to induce the Secured Parties to continue to maintain the Term Loans under the Term Loan Agreement as consideration therefor;

     NOW, THEREFORE, the undersigned agrees, for the benefit of each Secured Party, as follows:

     SECTION 1. In accordance with the Security Agreement, the undersigned by its signature below becomes a Subsidiary Grantor and a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto as a Subsidiary Grantor and a Grantor and the undersigned hereby

          (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Grantor and a Grantor thereunder;

          (b) assigns and pledges to the Administrative Agent for its benefit and the ratable benefit of each of the Secured Parties, and grants to the Administrative Agent for its benefit and the ratable benefit of each of the Secured Parties, a security interest in all of the following, whether now or hereafter existing or acquired by the undersigned (its "Collateral"):
                                                                ----------

               (i)   all Equipment of the undersigned;

               (ii)  all Mobile Assets of the undersigned;

               (iii) all general intangibles (excluding intellectual property) relating to the Equipment and the Mobile Assets of the undersigned;

               (iv) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this clause (b); and
                            ----------

               (v) all rents, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in subclauses (i) through
                                                        --------------
          (iv) of this clause (b), proceeds deposited from time to time in the
          ----         ----------
          Collateral Account, and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral);

     provided, however, that notwithstanding the foregoing, "Collateral" shall
     --------  -------
     not include (x) any general intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a Person (other than an Affiliate of a Grantor) on such grant, unless and until any required consents shall have been obtained, which required consents the undersigned agrees to use its best efforts in obtaining and
     (y) any inventory (including raw materials, work-in-process, supplies and finished goods), accounts receivable (including sellers' rights relating thereto, all contracts and contract rights relating thereto and all books and records relating thereto), all collection accounts, deposit accounts and other bank accounts relating to collection of the foregoing, together with the proceeds and products of all of the foregoing, which secures or is purported to secure obligations under the Revolving Credit Agreement;

          (c) agrees that the Schedule attached hereto shall be deemed to be a Schedule thereto; and

          (d) represents and warrants that the representations and warranties made by it as a Subsidiary Grantor and a Grantor thereunder are true and correct on and as of the date hereof.

In furtherance of the foregoing, each reference to a "Grantor", "Subsidiary Grantor" or "Additional Subsidiary Grantor" in the Security Agreement shall be deemed to include the undersigned.

     SECTION 2. The undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by the undersigned and constitutes a legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

     SECTION 3. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

     SECTION 4. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired.

     SECTION 5. Without limiting the provisions of the Term Loan Agreement (or any other Loan Document, including the Security Agreement), the undersigned agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including reasonable attorneys' fees and expenses of the Administrative Agent.

     SECTION 6.  THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER
AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THIS SUPPLEMENT, THE SECURITY AGREEMENT AND THE

OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 7. This Supplement hereby incorporates by reference the provisions of the Security Agreement, which provisions are deemed to be a part hereof, and this Supplement shall be deemed to be a part of the Security Agreement.

     SECTION 8. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 9. The undersigned hereby acknowledges it has received a copy of that certain Intercreditor Agreement dated as of March 24, 1998, between the Administrative Agent and the administrative agent under the Revolving Credit Agreement and hereby agrees to the terms and provisions thereof.


               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    [NAME OF ADDITIONAL SUBSIDIARY GRANTOR]


                                    By
                                      -------------------------------------
                                      Name:
                                      Title:



ACKNOWLEDGED AND ACCEPTED BY:

FLEET NATIONAL BANK, as
    Administrative Agent


By
  -------------------------------------
  Name:
  Title:

                                                                      SCHEDULE I
                                                            to Supplement No. __
                                                              Security Agreement
                                     ([NAME OF ADDITIONAL SUBSIDIARY GUARANTOR])


Item A.  Location of Equipment
         ---------------------

                      Description                  Location
                      -----------                  --------

1.

2.

3.

Item B.  Location of Collateral Accounts
         -------------------------------
                                                              Contact
         Bank Name and Address         Account Number         Person
         ---------------------         --------------         -------
1.

2.

3.


Item C.  Place(s) of Business and Chief Executive Office
         -----------------------------------------------


Item D.  Trade Names
         -----------


Item E.  Merger or Other Corporate Reorganization
         ----------------------------------------


Item F.  Mobile Assets
         -------------